EXHIBIT 5

LAW OFFICES
THOMPSON, WELCH, SOROKO & GILBERT LLP
3950 CIVIC CENTER DRIVE, SUITE 300
SAN RAFAEL, CA  94903
(415) 448-5000
FACSIMILE
RICHARD S. SOROKO	(415) 448-5010
email: rsoroko@TWSGLAW.com

SAN FRANCISCO OFFICE
(415) 262-1200

July 30, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	BioTime, Inc.
Registration Statement on Form S-3

Ladies/Gentlemen:

We are counsel to BioTime, Inc. ("BioTime") in connection with the offer and sale of 868,429 outstanding common shares, no par value (the “Shares”) of BioTime which are being registered for the account of certain selling security holders and for the account of a subsidiary of BioTime.  The offer and sale of the Shares is being registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”).

We are of the opinion that the outstanding Shares included in the Registration Statement are legally and validly issued and outstanding, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.

We hereby consent to the use of our opinion in the Registration Statement.

Very truly yours,

s/Thompson, Welch, Soroko & Gilbert LLP

Thompson, Welch, Soroko & Gilbert LLP